SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:       June 17, 1996



                             LIFE USA HOLDING, INC.
             (Exact name of registrant as specified in its charter)


       MINNESOTA                      0-18485                   41-1578384
(State of Incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)



                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                    (Address of principal executive offices)

                                 (612) 546-7386
              (Registrant's telephone number, including area code)




Item 5.    Other Events


On May 17, 1996, Life USA Holding, Inc. (the Company) entered into an agreement with two of its reinsurers under which the Company will receive a long-term line of credit in the amount of $30 million. Funds drawn against the line of credit will be used to fund certain investments and acquisitions the Company may make, capital contributions to LifeUSA Insurance Company, the Company's wholly-owned life insurance subsidiary, or for capital expenditures.


Item 7.       Exhibits

Attached hereto are the following exhibits:

Description of Document                                             Exhibit No.

Loan Agreement dated May 17, 1996 between Life USA Holding, Inc.
  and Employers Reassurance Corporation and Named Lenders..............   1

Stock Pledge Agreement dated May 17, 1996 between Life USA Holding, Inc.
  and Employers Reassurance Corporation................................   2

Press release announcing the signing of a loan agreement between
  Life USA Holding, Inc. and two of its reinsurers.....................   3







                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Life USA HOLDING, INC.




Date:    June 17, 1996                    By /s/ Mark A. Zesbaugh
                                             --------------------
                                             Mark A. Zesbaugh
                                             Executive Vice President
                                             Chief Financial Officer